A.G. EDWARDS & SONS, INC.

                       MASTER AGREEMENT AMONG UNDERWRITERS
                       -----------------------------------


                                                                   November 1998


A.G. EDWARDS & SONS, INC.
One North Jefferson
St. Louis, Missouri  63103
Attention:  Equity Syndicate

Ladies and Gentlemen:

         This agreement (this AGREEMENT) sets forth the general terms and conditions pursuant to which the Underwriters (as hereinafter defined) will agree among themselves with reference to their proposed purchases severally of the Securities (as hereinafter defined) referred to in the Underwriting Agreement (as hereinafter defined) to be executed by the issuer of such Securities (the ISSUER) and the selling security holders, if any, named therein.

         We understand that from time to time you may act as Representative or as one of the Representatives (as hereinafter defined) of the Underwriters of offerings of Securities. This Agreement shall apply to any offering of Securities in which we elect to act as an Underwriter after receipt of an Invitation (as hereinafter defined) from you identifying the Issuer, containing information regarding certain terms of the Securities to be offered, specifying the amount of our proposed participation and the names of the other Representatives, if any, and stating that our participation as an Underwriter in the offering shall be subject to the provisions of this Agreement, which shall be deemed to include the terms and conditions set forth (a) in the Prospectus (as hereinafter defined), (b) in any letter or telefax sent to prospective Underwriters in connection with an Invitation to participate as Underwriters and
(c) in any letter or telefax sent to Underwriters in connection with the terms of any particular offering. Your Invitation will include instructions for our acceptance of such Invitation.

         At or prior to the time of an offering, you will advise us, to the extent applicable, as to the expected offering date, the expected closing date, the initial public offering price, the interest or dividend rate (or the method by which such rate is to be determined), the conversion price, the underwriting discount, the management fee, the selling concession and the reallowance, the amount, if any, of Securities reserved for purchase by dealers and other terms and conditions of the offering, except that if the initial public offering price of the Securities is to be determined by a formula based upon the market price of certain securities (such procedure being hereinafter referred to as FORMULA PRICING), you shall so advise us and shall specify the maximum underwriting discount, management fee and selling concession. Such information may be conveyed by you in one or more communications (such communications received by us with respect to the offering are hereinafter collectively referred to as the INVITATION). You will notify us, in the Invitation, if the Underwriting Agreement provides for (i) the granting of an option to purchase additional Securities to cover over-allotments or (ii) two syndicates of Underwriters, one


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of which will offer and sell  Securities in the United States and Canada to U.S.
and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers (as hereinafter defined)) and the other of which (the INTERNATIONAL MANAGERS) will offer and sell Securities outside the United States and Canada to persons other than U.S. and Canadian Persons (a TWO-TRANCHE OFFERING).

         This Agreement, as amended or supplemented by the Invitation, shall become effective with respect to our participation in an offering of securities if your Equity Syndicate receives our oral or written acceptance prior to the time and date specified in the Invitation and you do not receive a written communication revoking our acceptance prior to the time and date specified in the Invitation (our unrevoked acceptance after expiration of such time and date being hereinafter referred to as our ACCEPTANCE). Our Acceptance will constitute our confirmation that, except as otherwise stated in such Acceptance, each statement included in the Master Underwriters' Questionnaire set forth as Exhibit A hereto (or otherwise furnished to us) is and will be as of the date of the Underwriting Agreement, unless prior thereto we notify you in writing to the contrary, true and correct and our confirmation that we will purchase, on the terms and subject to the conditions set forth in the Underwriting Agreement, the Invitation, the Prospectus and this Agreement, our original underwriting commitment (as hereinafter defined).

         The Securities the Underwriters are initially obligated to purchase pursuant to the Underwriting Agreement are hereinafter called the FIRM SECURITIES and any additional Securities which may be purchased by the Underwriters upon exercise of any over-allotment option contained in the Underwriting Agreement are hereinafter called the OPTION SECURITIES. In the case of a Two-Tranche Offering, the Securities the International Managers are
initially obligated to purchase pursuant to the Underwriting Agreement are hereinafter referred to as the INTERNATIONAL FIRM SECURITIES and any additional Securities which may be purchased by the International Managers upon exercise of any over-allotment option contained in the Underwriting Agreement are hereinafter referred to as the INTERNATIONAL OPTION SECURITIES, with the Firm Securities, the Option Securities, the International Firm Securities and the International Option Securities being hereinafter collectively referred to as the SECURITIES. Any underwriters of Securities under this Agreement, including the Representatives, are hereinafter collectively referred to as the UNDERWRITERS. In the case of a Two-Tranche Offering, the International Managers will not purchase Securities pursuant to this Agreement in their capacity as International Managers and accordingly will not be Underwriters for the purposes hereof. All references herein to YOU or to the REPRESENTATIVES shall mean A.G. Edwards & Sons, Inc. and the other firms, if any, which are named as Representatives or, in the case of a Two-Tranche Offering, as U.S.
Representatives (as such term is defined in the Agreement Between U.S. Underwriters and International Managers) in the Invitation. It is understood and agreed that A.G. Edwards & Sons, Inc. may act on behalf of all Representatives. The Securities to be offered may, but need not, be registered for a delayed or continuous offering pursuant to Rule 415 (RULE 415) promulgated by the United States Securities and Exchange Commission (the COMMISSION) under the United States Securities Act of 1933 (the ACT).

         The following provisions of this Agreement shall apply separately to each individual offering of Securities. This Agreement may be supplemented or amended by you by a written notice to us and, except for supplements or amendments set forth in an Invitation relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be

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


effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented.

         1. REGISTRATION STATEMENT AND PROSPECTUS; OFFERING CIRCULAR. In the case of an Invitation regarding an offering of Securities registered under the Act (a REGISTERED OFFERING), you will furnish to us, to the extent made available to you by the Issuer, copies of the registration statement relating to the Securities filed with the Commission pursuant to the Act and each amendment thereto (excluding exhibits but, upon request, including any documents incorporated by reference therein), as well as copies of the Prospectus relating to such Securities. If such registration statement relates to Securities to be offered on a delayed or continuous basis pursuant to Rule 415, the term REGISTRATION STATEMENT means such registration statement as amended to the date of the Underwriting Agreement. Otherwise, the term REGISTRATION STATEMENT means such registration statement as amended at the time when it becomes effective (including the information, if any, deemed to be a part of such registration statement at the time of effectiveness pursuant to Rule 430A promulgated by the Commission under the Act) or by any post-effective amendment thereto, together with any registration statement filed by the Issuer pursuant to Rule 462(b) promulgated by the Commission under the Act. The term PROSPECTUS means the prospectus, together with a final prospectus supplement, if any, relating to the offering of the Securities, and in the form first used to confirm sales of the Securities, as amended or supplemented, except that in the case of a Two-Tranche Offering, the term Prospectus means, collectively, the U.S. prospectus (as such term is defined in the Agreement Between U.S. Underwriters and International Managers) relating to the Securities to be offered and sold in the United States and Canada to U.S. and Canadian Persons and the international prospectus relating to the Securities to be offered and sold outside the United States and Canada to persons other than U.S. and Canadian Persons, in each case, together with a final prospectus supplement, if any, and in the respective forms first used to confirm sales of the Securities, as amended or supplemented. The term PRELIMINARY PROSPECTUS means any preliminary prospectus to be used in connection with the offering of the Securities or any preliminary prospectus supplement together with a prospectus relating to the offering of the Securities. As used herein, the terms Registration Statement, Prospectus and preliminary prospectus shall include, in each case, the material, if any, incorporated by reference therein.

         With respect to the Securities for which no Registration Statement is filed with the Commission, you will furnish to us, to the extent made available to you by the Issuer, copies of any offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment or supplement thereto (the OFFERING CIRCULAR). The term PRELIMINARY OFFERING CIRCULAR means any preliminary offering circular to be used in connection with the offering of Securities for which no Registration Statement is filed with the Commission.

         We understand that it is our responsibility to examine the Registration Statement, the Prospectus, the Offering Circular, any amendment or supplement thereto relating to the offering of the Securities, any preliminary prospectus or preliminary offering circular and the material, if any, incorporated by reference therein and we will familiarize ourselves with the terms of the Securities and the other terms of the offering thereof which are to be reflected in the Prospectus or the Offering Circular and the Invitation. You are authorized to approve on our behalf any amendments or supplements to the Registration Statement, the Prospectus or the Offering Circular.

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         2.  UNDERWRITING AGREEMENT; AUTHORITY OF REPRESENTATIVES.  We authorize you to execute and deliver an underwriting or purchase agreement and any amendment or supplement thereto and any associated terms agreement or other similar agreement (collectively, the UNDERWRITING AGREEMENT) on our behalf with the Issuer and any selling security holder with respect to the Securities in such form as you determine, and to exercise in your discretion all of the authority vested in you by the Underwriting Agreement subject to limitations, if any, set forth in the Invitation. We also authorize you to take all action that you may believe is necessary or desirable in carrying out the provisions of the Underwriting Agreement and this Agreement, including authority to take such action as you deem advisable in connection with the purchase, carrying, sale and distribution of the Securities, to agree to changes in those who are to be Underwriters and, subject to Section 4(c) hereof, in the amount of Securities to be purchased by such Underwriter, and to agree to any variation in the terms or performance of the Underwriting Agreement and this Agreement which, in your sole discretion, seem advisable to you in respect thereof. We will be bound by all terms of the Underwriting Agreement as executed. It is understood and agreed that A.G. Edwards & Sons, Inc. may act on behalf of all Representatives. The term ORIGINAL UNDERWRITING COMMITMENT, as used in this Agreement with respect to any Underwriter, shall refer to the amount of Firm Securities set forth opposite such Underwriter's name in the Underwriting Agreement plus (a) any additional Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of the Underwriting Agreement or Section 12 hereof and (b) any Option Securities which such Underwriter may become obligated to purchase upon exercise of any over-allotment option contained in the Underwriting Agreement and, as used in this Agreement with respect to any International Manager, shall refer to the amount of International Firm Securities set forth opposite such International Manager's name in the Underwriting Agreement plus (a) any additional International Firm Securities which such International Manager may become obligated to purchase pursuant to the provisions of the Underwriting Agreement and (b) any International Option Securities which such International Manager may become obligated to purchase upon exercise of any over-allotment option contained in the Underwriting Agreement, in each case without regard to any reduction in such commitment as a result of Delayed Delivery Contracts (as hereinafter defined) that may be entered into by the Issuer. The ratio which the original underwriting commitment of any Underwriter bears to the aggregate amount of Firm Securities to be purchased by all the Underwriters is referred to in this Agreement as the UNDERWRITING PROPORTION of such Underwriter.

         In the case of a Two-Tranche Offering, we authorize you (a) to execute and deliver an agreement between the Underwriters and the International Managers (the AGREEMENT BETWEEN U.S. UNDERWRITERS AND INTERNATIONAL MANAGERS) on our behalf with respect to the Securities in such form as you determine, (b) to make representations on our behalf as set forth in the Agreement Between U.S. Underwriters and International Managers and (c) to purchase or sell Securities for the account of the Underwriters pursuant to the Agreement Between U.S. Underwriters and International Managers. We will be bound by all terms of the Agreement Between U.S. Managers and International Underwriters as executed.

         It is understood that, if so specified in the Invitation, arrangements may be made for the sale of Securities by the Issuer pursuant to delayed delivery contracts (DELAYED DELIVERY CONTRACTS), such securities hereinafter referred to as CONTRACT SECURITIES. References herein to delayed delivery and

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Delayed Delivery  Contracts apply only to offerings to which delayed delivery is applicable.

         If the Securities consist in whole or in part of debt obligations maturing serially, the serial Securities being purchased by each Underwriter pursuant to the Underwriting Agreement will consist, subject to adjustment as provided in the Underwriting Agreement, of serial Securities of each maturity in a principal amount that bears the same proportion to the aggregate principal amount of the serial Securities of such maturity to be purchased by all the Underwriters as the principal amount of serial Securities set forth opposite such Underwriter's name in the Underwriting Agreement bears to the aggregate principal amount of the serial Securities to be purchased by all the Underwriters.

         3. AUTHORIZATION UNDER UNDERWRITING AGREEMENT. You are authorized in your sole discretion to take the following action with respect to the Underwriting Agreement and the Agreement Between U.S. Underwriters and International Managers:

                (a) To postpone any closing date or option closing date or to extend any other time or date specified in the Underwriting Agreement or the Agreement Between U.S. Underwriters and International Managers.

                (b)  To exercise any right of cancellation or termination.

                (c) To arrange for the purchase by other persons (including yourselves or any other Underwriters) of any of the Securities (including any Securities purchased from the International Managers pursuant to the Agreement Between U.S. Underwriters and International Managers) not taken up by any defaulting Underwriter or by the other Underwriters as provided in the Underwriting Agreement.

                (d) To give notice on our behalf of the determination to purchase any Option Securities.

                (e) With respect to offerings using Formula Pricing, to determine the initial public offering price and the price at which the Securities are to be purchased in accordance with the Underwriting Agreement.

                (f) To consent to any other additions to, changes in or waivers of provisions of the Underwriting Agreement or the Agreement Between U.S. Underwriters and International Managers, and to take such other action in connection with the offering of the Securities, as may seem advisable to you in respect thereof.

         4. METHOD OF OFFERING. We authorize you to manage the underwriting and the offering of the Securities and to take such action in connection therewith and in connection with the purchase, carrying and resale of the Securities, including without limitation the following, as you in your sole discretion deem appropriate or desirable:

                (a) To determine the time of the initial public offering of the Securities, the initial public offering price and the Underwriters' gross spread and whether to purchase any Option Securities and the amount, if any, of Option Securities to be so purchased.

                (b) To make any changes in the initial public offering price or other terms of the offering.

                (c) To make changes in those who are to be Underwriters and in the respective amounts of the Firm Securities to be purchased by them, provided that our original underwriting commitment shall not be changed without our consent except as provided herein or in the Underwriting Agreement.

                (d) To determine all matters relating to advertising and communications with dealers or others.

                (e) To reserve for sale and to sell and deliver to institutions or other retail purchasers, for our account, such of our Securities (including any Securities purchased from the International Managers pursuant to the Agreement Between U.S. Underwriters and International Managers) as you may determine at the initial public offering price; provided, however, that such reservations and sales shall be made for the respective accounts of the several Underwriters as nearly as practicable in their respective underwriting proportions under the Underwriting Agreement, except for such sales for the account of a particular Underwriter designated by such a purchaser.

                (f) To reserve for sale and to sell and deliver to dealers (who may include any of the Underwriters), for our account, such of our Securities (including any Securities purchased from the International Managers pursuant to the Agreement Between U.S. Underwriters and International Managers) as you may determine at the initial public offering price, less a selling concession not in excess of the selling concession set forth in the Invitation, pursuant to the A.G. Edwards & Sons, Inc. Master Dealers Agreement dated September 1998; provided, however, that such dealers shall be actually engaged in the investment banking or securities business and shall be either members in good standing of the National Association of Securities Dealers, Inc. (the
         NASD) or dealers with their principal place of business located outside the United States, its territories or its possessions and not registered as a broker-dealer under Section 15 of the United States Securities Exchange Act of 1934 (the EXCHANGE ACT) who agree to make no sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein; and provided, further, that each dealer shall agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and each foreign dealer who is not a member of the NASD also shall agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules, and to comply with Rule 2420 of the NASD Conduct Rules as that Rule applies to a non-member foreign dealer.

                (g) To apportion such sales to dealers pursuant to clause (f) above among the Underwriters as nearly as practicable in the ratio that Securities (including any Securities purchased from the International Managers pursuant to the Agreement Between U.S. Underwriters and International Managers) of each Underwriter so reserved bears to the total amount of Securities (including any Securities purchased from the International Managers pursuant to the Agreement Between U.S. Underwriters and International Managers) of all Underwriters so

                                       6
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         reserved;  provided,  however,  that if such  ratio is to be revised by reason of the release for direct sale as hereinafter provided, sales may be apportioned by you from day to day on the basis of the ratio existing at the end of the preceding day.

                (h) To fix the selling concession to dealers and the reallowance to dealers and, after the initial public offering of the Securities, to make changes in the initial public offering price, selling concession and reallowance to dealers, commissions in connection with Contract Securities sold pursuant to Delayed Delivery Contracts, and other terms of sale hereunder and under the selling arrangements then in effect; provided, however, that such dealers (both NASD members and foreign dealers) agree that any such reallowance is to be retained and not reallowed in whole or in part.

                (i) To take all such other action as you deem advisable in all matters pertaining to sales of Securities or reserved Securities, as the case may be, to dealers, retail purchasers, member firms and specialists.

                (j) At any time with respect to unsold Securities retained by us (including any Securities purchased from the International Managers pursuant to the Agreement Between U.S. Underwriters and International Managers): (i) to reserve any of such Securities for sale by you for our account or (ii) to purchase any of such Securities that in your opinion are needed to enable you to make deliveries for the accounts of the several Underwriters pursuant to this Agreement; purchases may be made at the initial public offering price or, at your option, at such price less all or any part of the selling concession to dealers.

                (k) To consummate sales of Securities by Underwriters, except as otherwise set forth herein, on the terms specified under the selling arrangements then in effect.

         We understand that you will advise us when the Securities are released for public offering and of the amount of Securities sold or reserved for sale for our account. We shall retain for direct sale any Securities purchased by us (including any Securities purchased from the International Managers pursuant to the Agreement Between U.S. Underwriters and International Managers) and not so sold or reserved. Direct sales will be made in accordance with the terms of offering set forth in the Prospectus or the Offering Circular. With your consent, we may obtain release from you for direct sale of any Securities held by you pursuant to subparagraphs (e) and (j) above but not sold and paid for. To the extent Securities so released had been reserved for sale to dealers, the amount of Securities reserved for our account for sale to dealers shall be correspondingly reduced. We will advise you from time to time, at your request, of the amount of Securities retained by us which remain unsold and of the amount of Securities remaining unsold which were delivered to us pursuant to the last paragraph of this Section 4.

         If so directed in the Invitation, we agree that without your consent we will not sell to any account over which we exercise discretionary authority any of our Securities. We will also comply with any other restriction that may be set forth in the Invitation.

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         If, prior to (a) the  termination of this Agreement with respect to the offering of the Securities or (b) the covering by A.G. Edwards & Sons, Inc. of any short position created by A.G. Edwards & Sons, Inc. for the accounts of the Underwriters pursuant to Section 6 hereof, you shall purchase or contract to purchase any of the Securities sold directly by us, in your discretion you may
(i) sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale, (ii) charge our account with an amount equal to the selling concession to dealers with respect thereto and credit such amount against the cost thereof or (iii) require us to purchase such Securities at a price equal to the total cost of such purchase, including commissions, accrued interest, amortization of original issue discount or dividends and transfer taxes on redelivery.

         5. DELAYED DELIVERY ARRANGEMENTS. We authorize you to act on our behalf in making all arrangements for the solicitation of offers to purchase Securities from the Issuer pursuant to Delayed Delivery Contracts, and we agree that all such arrangements will be made only through you (directly or through Underwriters or dealers selected by you). You may allow to dealers in respect of such Securities a commission equal to the selling concession allowed to dealers pursuant to Section 4.

         The original underwriting commitments of the Underwriters shall be reduced in the aggregate by the principal amount of Securities covered by Delayed Delivery Contracts made by the Issuer, the original underwriting commitment of each Underwriter to be reduced by the principal amount of such Securities, if any, allocated to you by such Underwriter. Your determination of the allocation of Securities covered by Delayed Delivery Contracts among the several Underwriters shall be final and conclusive and we agree to be bound by any notice delivered by you to the Issuer setting forth the amount of the reduction in our original underwriting commitment as a result of Delayed Delivery Contracts.

         Upon receiving payment from the Issuer of the fee for arranging Delayed Delivery Contracts, you will credit our account with the portion of such fee applicable to the Securities covered by Delayed Delivery Contracts allocated to us; provided, however, that, should the total amount of Contract Securities attributed or directed and allocated by a purchaser to any Underwriter exceed the amount of Securities to be purchased by such Underwriter under the Underwriting Agreement minus the amount of Securities to be purchased by such Underwriter under the Underwriting Agreement, there shall be credited to the account of such Underwriter with respect to the amount of Contract Securities equal to such excess only the amount of the commission allowed to dealers in connection with Contract Securities. You will charge our account with any commission (which initially shall not be in excess of the amount specified in the Invitation) allocated to dealers in respect of Securities covered by Delayed Delivery Contracts allocated to us.

         6. TRADING AUTHORIZATIONS. We authorize A.G. Edwards & Sons, Inc., during the term of this Agreement relating to the offering of the Securities in its discretion:

                (a) To make purchases and sales of Securities, any securities of the Issuer of the same class and series as the Securities, any securities into which the Securities are convertible or for which the Securities are exchangeable and any other securities of the Issuer or any guarantor of the Securities specified in the Invitation, in the open market or otherwise (in addition to purchases and sales made under the authority of Section 4 and, in the case of a Two-Tranche Offering, under the authority of the Agreement Between U.S. Underwriters and International Managers), either for long or short account, in such amounts, on such terms, at such prices and in such manner as it may determine.

                (b) In arranging for sales of the Securities pursuant to Section 4, to over-allot and to make purchases for the purpose of covering any over-allotment so made.

         It is understood that, in connection with the offering of the Securities, A.G. Edwards & Sons, Inc. may have made purchases of any such securities for stabilizing purposes prior to the time when we became one of the Underwriters, and we agree that any such securities so purchased shall be treated as having been purchased pursuant to the foregoing authorization.

         All such purchases and sales and over-allotments shall be made for the respective accounts of the several Underwriters as nearly as practicable in their respective underwriting proportions except in the case of a Two-Tranche Offering, in which case, they shall be made for the respective accounts of the several Underwriters and the several International Managers as set forth in the Agreement Between U.S. Underwriters and International Managers; provided, however, that at no time shall our net commitment resulting from such purchases and sales, either for long or short account, or pursuant to such over-allotments, exceed 15% (or such other amount as may be specified in the Invitation, except as set forth below in the event of an Underwriter not carrying out its commitment under this Section 6) of our original underwriting commitment and provided, further, that in determining our net commitment for short account there shall be subtracted the maximum amount of Option Securities that we are entitled to purchase. We agree to take up at cost on demand any securities so purchased for our account and to deliver on demand any securities so sold or so over-allotted for our account. Without limiting the generality of the foregoing, A.G. Edwards & Sons, Inc. may buy or take over for the respective accounts of the several Underwriters, all in the proportion and within the limits set forth, at the price at which reserved, any of the Securities reserved for sale by it but not sold and paid for, for such purposes as it may determine, including, but not limited to, the covering of over-allotments and short sales.

         If A.G. Edwards & Sons, Inc. engages in any stabilization transaction pursuant to this Section 6, it will notify us promptly of the date and time of the first stabilizing purchase and the date and time of termination of stabilization. A.G. Edwards & Sons, Inc. shall prepare and maintain such records as are required to be maintained by it as manager pursuant to Rule 17a-2 under the Exchange Act.

         7. LIMITATION ON TRANSACTIONS BY UNDERWRITERS. If the Securities are common stock of the Issuer (COMMON STOCK) or securities of the Issuer that may be exchanged for or converted into Common Stock, we agree that we will not, without the advance approval of A.G. Edwards & Sons, Inc., buy, sell, deal or trade in (a) any Common Stock, (b) any security of the Issuer convertible into Common Stock or (c) any right or option to acquire or sell Common Stock or any security of the Issuer exchangeable for or convertible into Common Stock, for our own account or for the account of a customer, except:

                (i) as provided for in this Agreement or the Underwriting Agreement;

                (ii) that we may exchange or convert any security of the Issuer exchangeable for or convertible into Common Stock owned by us and sell the Common Stock acquired upon such exchange or conversion and that we may deliver Common Stock owned by us upon the exercise of any option written by us as permitted by the provisions set forth herein;

                (iii) in brokerage transactions on unsolicited orders that have not resulted from activities on our part in connection with the solicitation of purchases and that are executed by us in the ordinary course of our brokerage business; or

                (iv) that, on or after the date of the initial public offering of the Securities, we may execute covered writing transactions in options to acquire Common Stock, when such transactions are covered by Securities, for the accounts of customers.

         An opening uncovered writing transaction in options to acquire Common Stock for our account or for the account of a customer shall be deemed, for purposes of this Section 7, to be a sale of Common Stock which is not unsolicited. The term OPENING UNCOVERED WRITING TRANSACTION IN OPTIONS TO ACQUIRE as used above means a transaction where the seller intends to become a writer of an option to purchase any Common Stock that he does not own. An opening uncovered purchase transaction in options to sell Common Stock for our account or for the account of a customer shall be deemed, for purposes of this
Section 7, to be a sale of Common Stock which is not unsolicited. The term OPENING UNCOVERED PURCHASE TRANSACTION IN OPTIONS TO SELL as used above means a transaction where the purchaser intends to become an owner of an option to sell Common Stock which he does not own.

         If the Securities are not Common Stock or securities of the Issuer that may be exchanged for or converted into Common Stock, we agree that we will not bid for or purchase, or attempt to induce any other person to purchase, any Securities or any other securities of the Issuer designated in the Invitation other than (a) as provided for in this Agreement or the Underwriting Agreement,
(b) as approved by A.G. Edwards & Sons, Inc. or (c) as a broker in executing unsolicited orders.

         We represent that we have not participated in any transaction prohibited by the preceding paragraphs of this Section 7 and that we have at all times complied with and will at all times comply with the provisions of Regulation M promulgated by the Commission under the Exchange Act applicable to the offering of the Securities in connection with each offering to which this Agreement applies. For purposes of the foregoing sentence, each Underwriter agrees that in addition to the Securities, other securities of the Issuer specified in the Invitation shall be considered securities of the same class and series as Securities to which this Agreement relates unless you shall otherwise determine and so inform the Underwriters.

         We may, with your prior consent, make purchases of the Securities from and sales to other Underwriters at the initial public offering price, less all or any part of the selling concession to dealers.

         8. DELIVERY AND PAYMENT. At or before such time, on such dates and at such places as you may specify in the Invitation, we will transmit to you a wire transfer in immediately available funds, unless otherwise specified in the

Invitation, payable to an account specified by you in the Invitation (unless otherwise specified in the Invitation) in an amount equal to, as you direct, (a) the initial public offering price or prices plus accrued interest, amortization of original issue discount or dividends, if any and as appropriate, set forth in the Prospectus or the Offering Circular less the selling concession to dealers in respect of the amount of Securities to be purchased by us in accordance with the terms of this Agreement, or (b) the initial public offering price or prices plus accrued interest, amortization of original issue discount or dividends, if any and as appropriate, set forth in the Prospectus or the Offering Circular less the selling concession in respect of such of the Securities to be purchased by us as shall have been retained by or released to us for direct sale, or (c) the amount set forth in the Invitation with respect to the Securities to be purchased by us. You shall use such funds to make payment on our behalf of the purchase price for the Securities to be purchased by us. Any balance shall be held by you for our account. If you have not received our funds as requested, you may in your discretion make any such payment on our behalf and we will promptly deliver funds to you in the amount so requested. Any such payment by you will not relieve us from any of our obligations under this Agreement or under the Underwriting Agreement.

         We authorize you, in carrying out the provisions of this Agreement, in your discretion, to arrange loans for our account, to advance your funds for our account, charging current interest rates, to execute and deliver any notes or other instruments evidencing such advances or loans, to hold or pledge as security therefor all or any of the Securities and other securities of the Issuer and give all instructions to the lenders with respect to any such loans and the proceeds thereof, which instructions the lenders are hereby authorized to accept. In the event of any such advance or loan, repayment thereof shall, in your discretion, be effected prior to the making of any remittance or delivery pursuant to this Section 8.

         You shall promptly remit to us or credit to our account (x) the proceeds of any loan taken down on our behalf and (y) upon payment to you for any Securities sold for our account, an amount equal either to the purchase prices paid by us or the price received by you therefor, as you may determine. If the Underwriting Agreement for an offering provides for the payment of a commission or other compensation to the Underwriters, we authorize you to receive such commission or other compensation for our account.

         We authorize you to take delivery of certificates for our Securities (which may, in the case of Securities which are debt obligations, be in temporary form), registered as you may direct in order to facilitate deliveries, and to deliver any Securities reserved for us against sales. You will deliver to us certificates for our unreserved Securities and certificates for our reserved but unsold Securities as soon as practicable after the termination of the provisions referred to in Section 11. If we are a member of The Depository Trust Company (DTC), you may at your discretion arrange for payment for or delivery of our participation through the facilities of DTC or, if we are not a member, such settlement may be made through our ordinary correspondent who is a member.

         Certificates for all other Securities that you then hold for our account shall be delivered to us upon termination of this Agreement with respect to the offering of the Securities, or prior thereto in your discretion, and certificates for any such Securities may at any time be delivered to us for carrying purposes only, subject to redelivery upon demand. If, upon termination of this Agreement with respect to the offering of the Securities, an aggregate of not more than 15% of the Securities remains unsold, A.G. Edwards & Sons, Inc. may, in its discretion, sell such Securities at such prices as it may determine.

         Each Underwriter agrees that, from time to time prior to the settlement of accounts hereunder, it will furnish to you such information as you may request in order to determine the amount of Securities purchased by such Underwriter in the Underwriting Agreement that then remains unsold, and such Underwriter will upon your request then sell to you for the account of any Underwriter as many of such unsold Securities as you may designate at the initial public offering price, less all or any part of the selling concession to dealers as you may determine. The provisions of the last paragraph of Section 4 hereof shall not be applicable in respect of any such sale.

         9. BLUE SKY QUALIFICATION. Upon request, you will inform us as to the jurisdictions in which you have been advised by counsel that the Securities have been registered or qualified for sale under the respective state securities or blue sky laws, but you do not assume any responsibility or obligation as to our right to sell the Securities in any jurisdiction. You are authorized to file or cause to be filed a Further State Notice with the Department of State of New York.

         If we propose to offer Securities outside the United States, its territories or its possessions, we will take, at our own expense, such action, if any, as may be necessary to comply with the laws of each foreign jurisdiction in which we propose to offer Securities.

         10. INDEMNIFICATION AND CERTAIN CLAIMS. With respect to each offering of Securities pursuant to this Agreement, we agree to indemnify and hold harmless each of the other Underwriters, and each person, if any, who controls any other Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and to reimburse their expenses, all to the extent, if any, and upon the terms that we agree to indemnify and hold harmless the Issuer and other specified persons and to reimburse their expenses, as set forth in the Underwriting Agreement. This indemnity agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person or any statement made to the Commission as to the results thereof.

         Each Underwriter represents to each other Underwriter that the information relating to such Underwriter that had been or may be furnished in writing to the Representatives by such Underwriter expressly for use buy the Issuer in the Registration Statement, any preliminary prospectus, the Prospectus, the Offering Circular, any preliminary offering circular, any amendment or supplement thereto, or any document that may be incorporated be reference therein is correct in all material respects. This representation shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or any statement made to the Commission as to the results thereof.

         With respect to each offering of Securities pursuant to this Agreement, we agree that in respect of any matter connected with or action taken by you pursuant to this Agreement you shall act only as agent of the Underwriters.

         You shall be under no liability to us in any such respect or in respect of the form of, or the statements contained in, or the validity of, any preliminary prospectus or preliminary offering circular or the Registration Statement, the Prospectus or the Offering Circular, or any amendment or supplement to any of them, or any document that may be incorporated by reference therein, or any letter or instruments executed by or on behalf of the Issuer, or for any report or other filing made by you for us on our behalf under this Agreement, except for want of good faith and for obligations expressly assumed by you herein, and no obligations on your part will be implied or inferred from confirmation or acceptance of this Agreement.

         With respect to each offering of Securities pursuant to this Agreement, we will pay our proportionate share (based on our underwriting proportion):

                (a)  of  all  expenses  incurred  by  you  in  investigating  or defending against any claim or proceeding that is asserted or instituted by any party (including any governmental or regulatory body) other than an Underwriter, based upon the claim that the Underwriters constitute an association, a partnership, an unincorporated business or other separate entity, and of any liability incurred by you in respect of any such claim or proceeding, whether such liability shall be the result of a judgment or as a result of any settlement agreed to by you, other than any such liability as to which you actually receive indemnity pursuant to the first paragraph of this Section 10 or indemnity or contribution pursuant to the Underwriting Agreement; and

                (b) upon the Representatives'  request, as contribution,  of any losses, claims, damages or liabilities, joint or several, under the Act or otherwise, paid or incurred by any Underwriter (including the
         Representatives, individually or as representatives of the Underwriters) to any person other than an Underwriter (including amounts paid by an Underwriter as contribution), arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, any preliminary offering circular, the Offering Circular or any amendment or supplement thereto, any document which may be incorporated by reference therein, or any other selling or advertising material used with the consent of A.G. Edwards & Sons, Inc. by the Underwriters in connection with the sale of the Securities, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any act or omission to act or any alleged act or omission to act by the Representatives, individually or as representatives of the Underwriters, or by the Underwriters, as a group but not individually, in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities; and each Underwriter will pay such proportionate share of any legal or other expenses reasonably incurred by the Representatives, or with their consent, in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this paragraph, appropriate adjustment may be made by the Representatives to reflect any amounts received by any one or more Underwriters pursuant to the Underwriting Agreement or otherwise, in respect of the claim upon which such obligation is based. In respect of any claim there shall be credited against the amount of any Underwriter's obligation under this paragraph any loss, damage, liability or expense which is paid or incurred by such Underwriter as a result of such claim being asserted against it, and, if such loss, damage, liability or expense is paid or incurred by such Underwriter subsequent to any payment by it pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any claim to which the provisions of this paragraph would be applicable is asserted, A.G. Edwards & Sons, Inc. may take such action in connection therewith as it deems necessary or desirable, including retention of counsel for the Underwriters, and in its discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by A.G. Edwards & Sons, Inc. shall be included in the amount of the Underwriters' obligations under this paragraph. At its discretion, A.G. Edwards & Sons, Inc. may consent to being named as the representatives of a defendant class of underwriters. Any Underwriter may elect to retain at its own expense its own counsel and, on advice of such counsel and with the consent of A.G. Edwards & Sons, Inc., may settle or consent to the settlement of any such claim. A.G. Edwards & Sons, Inc. may settle or consent to the settlement of any such claim, on advice of counsel retained by it, with the approval of a majority in interest of the Underwriters. Whenever any Underwriter receives notice of the assertion of any claim to which the provisions of this paragraph would be applicable, such Underwriter will give prompt notice thereof to the Representatives. Whenever the Representatives receive notice of the assertion of any such claim, they will give prompt notice thereof to each Underwriter. The Representatives also will furnish each Underwriter with periodic reports, at such times as they deem appropriate, as to the status of any such claim and the action taken by them in connection therewith. In the event of the failure of any Underwriter to fulfill its obligations under this paragraph, such obligations may be charged against the other Underwriters not so defaulting in the same proportions as the respective underwriting proportions of such other Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense paid or incurred, and any amount received, by any person controlling any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act which has been paid or incurred or received by reason of such control relationship shall be deemed to have been paid or incurred or received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         11. TERMINATION AND SETTLEMENT. With respect to each offering of Securities pursuant to this Agreement, this Agreement shall terminate (a) on the thirtieth business day after the initial public offering of the Securities, (b) on such earlier date as you may determine or (c) on the date of termination of the Underwriting Agreement if the Underwriting Agreement shall be terminated as permitted by its terms. You may at your discretion, on notice to us prior to the termination of this Agreement with respect to the offering of the Securities as provided in the preceding sentence, terminate or suspend the effectiveness of Sections 4, 6 and 7 hereof or any part of them, or alter any of the terms or conditions of offering determined pursuant to Section 4 hereof. No termination or suspension pursuant to this Section 11 shall affect your authority under
Section 6 hereof to cover any short position under this Agreement.

         Upon termination of this Agreement with respect to the offering of the Securities, all authorizations, rights and obligations hereunder shall cease, except (i) the mutual obligations to settle accounts hereunder, (ii) our obligation to pay any transfer taxes that may be assessed and paid on account of any sales hereunder for our account, (iii) our obligation with respect to purchases that may be made by you from time to time thereafter to cover any short position incurred under this Agreement, (iv) our agreements contained in the first and third paragraphs of Section 10 hereof and (v) the obligations of any defaulting Underwriter, all of which shall continue until fully discharged.

         The accounts arising pursuant to this Agreement with respect to the offering of the Securities shall be settled and paid as soon as practicable after termination hereof with respect to such offering, except that you may reserve such amount as you deem advisable to cover any additional contingent expenses.

         You are authorized at any time:

                (a) To make partial distributions of credit balances or call for the payment of debit balances.

                (b) To determine the amounts to be paid to or by us, which determination will be final and conclusive.

                (c) As compensation for your services in connection with this Agreement with respect to the offering of the Securities, to charge our account and pay to yourselves, when final accounting is made, an amount per Security to be determined by you and stated in the Invitation (not to exceed the amount or the percentage of the Underwriters' gross spread per Security specified in the Invitation) for each Security which we have agreed or shall become committed to purchase pursuant to the Underwriting Agreement. If there is more than one Representative, such compensation shall be divided among the Representatives in such proportions as they may determine.

                (d) To charge our account with (i) all transfer taxes on sales made for our account and (ii) our underwriting proportion of all expenses (other than transfer taxes) incurred by you, as Representative of the several Underwriters, in connection with the transaction contemplated by this Agreement with respect to the offering of the Securities.

                (e) To hold any of our funds at any time in your hands with your general funds without accountability for interest.

         12. DEFAULT BY UNDERWRITERS. Default by any Underwriter in respect of its obligations hereunder or under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of such defaulting Underwriter to the other Underwriters or defaulting International Manager, if any, to the other Underwriters or International Managers, if any, for damages resulting from such default. If one or more Underwriters or, in the case of a Two-Tranche Offering, International Managers default under the Underwriting Agreement, if provided in the Underwriting Agreement, you may (but shall not be obligated to) arrange for the purchase (and entitlement to the underwriting commission) by others, which may include yourselves or other non-defaulting Underwriters or other non-defaulting International Managers, if any, of all or a portion of the Securities not taken up by the defaulting Underwriters or International Managers, as the case may be.

         If such arrangements are made, the respective original underwriting commitments of the non-defaulting Underwriters and the amounts of the Securities to be purchased by others, if any, shall be taken as the basis for all rights and obligations hereunder, but this shall not in any way affect the liability of any defaulting Underwriter or defaulting International Manager, if any, to the other Underwriters or International Managers, if any, for damages resulting from its default, nor shall any such default relieve any other Underwriter or other International Manager, if any, of any of its obligations hereunder or under the Underwriting Agreement except as herein or therein provided. In addition, in the event of a default by one or more Underwriters or International Managers, if any, in respect of their obligations under the Underwriting Agreement to purchase the Securities agreed to be purchased by them thereunder, and to the extent that arrangements shall not have been made by you for any person to assume the obligations of such defaulting Underwriter or Underwriters or International Manager or International Managers, we agree, if provided in the Underwriting Agreement, to assume our proportionate share, based upon the ratio of our original underwriting commitment to the aggregate original underwriting commitments of the other non-defaulting Underwriters (except in the case of a Two-Tranche Offering, in which case, to the aggregate original underwriting commitments of the other non-defaulting Underwriters and non-defaulting International Managers) of the obligations of each such defaulting Underwriter and defaulting International Manager (subject to the limitations contained in the Underwriting Agreement) without relieving such defaulting Underwriter or defaulting International Manager of its liability therefor.

         In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any securities purchased, or to deliver any securities sold or over-allotted by you for the respective accounts of the several Underwriters, or to bear their proportion of expenses or liabilities pursuant to this Agreement, and to the extent that arrangements shall not have been made by you for any persons to assume the obligations of such defaulting Underwriter or Underwriters, we agree to assume our proportionate share, based upon the ratio of our original underwriting commitment to the aggregate original underwriting commitments of the other non-defaulting Underwriters of the obligations of each defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

         13. DISTRIBUTION OF PROSPECTUSES AND OFFERING CIRCULARS. We are familiar with Release No. 4968 under the Act and Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final prospectuses, and we confirm that we will comply therewith, to the extent applicable, in connection with any sale of Securities. You shall cause to be made available to us, to the extent made available to you by the Issuer, such number of copies of the Prospectus as we may reasonably require for purposes contemplated by the Act, the Exchange Act and the rules and regulations thereunder.

         If an Invitation states that the offering is subject to the 48-hour prospectus delivery requirement set forth in Rule 15c2-8(b), our Acceptance of the Invitation shall be deemed to constitute confirmation that we have delivered (or we will deliver) a copy of the preliminary prospectus to all persons to whom we expect to confirm a sale of Securities and that such delivery was effected

(or will be effected) at least 48 hours prior to the mailing of such confirmations of sale.

         We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement, the Prospectus, the Offering Circular or any preliminary prospectus or preliminary offering circular (or any amendment or supplement thereto), and, when furnished with any subsequent amendment to the Registration Statement, any subsequent prospectus or offering circular or any memorandum outlining changes in the Registration Statement or any Prospectus or Offering Circular, we will, upon your request, promptly forward copies thereof to such persons.

         Our Acceptance of an Invitation relating to an offering made pursuant to an Offering Circular shall constitute our agreement that, if requested by you, we will furnish a copy of any amendment to a preliminary offering circular or Offering Circular to each person to whom we shall have furnished a previous preliminary offering circular or Offering Circular. Our Acceptance shall constitute our confirmation that we have delivered and our agreement that we will deliver all preliminary offering circulars and Offering Circulars required for compliance with the applicable federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters and, to the extent consistent with such laws, rules and regulations, our Acceptance shall constitute our confirmation that we have delivered and our agreement that we will deliver all preliminary offering circulars and Offering Circulars which would be required if the provisions of Rule 15c2-8 (or any successor provision) under the Exchange Act applied to such offering.

         14. MISCELLANEOUS. Nothing in this Agreement shall constitute us partners with you or with the other Underwriters or render any of us liable to make payments otherwise than as herein provided, and the obligations of ourselves and of each of the other Underwriters are several and not joint. If for United States federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter I, Subtitle A, of the Internal Revenue Code of 1986, as amended, and each Underwriter authorizes you, in your discretion, on behalf of such Underwriter, to execute such evidence of such election as may be required by the United States Internal Revenue Service. Default by any Underwriter with respect to the Underwriting Agreement shall not release us from any of our obligations thereunder or hereunder.

         Unless we have promptly notified you in writing otherwise, our name as it should appear in the Prospectus or the Offering Circular and our address are set forth below and we hereby consent to being so named in the Prospectus or the Offering Circular.

         Any notice from you to us shall be deemed to have been given if mailed, telefaxed or hand delivered, or telephoned and subsequently confirmed in writing, to the address set forth in our reply to the Invitation.

         We confirm that we are a member in good standing of the NASD or that we are a foreign bank or dealer not eligible for membership in the NASD. In making sales of Securities, if we are such a member, we agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's

Interpretation with Respect to Free-Riding and Withholding and Rule 2740 of the NASD Conduct Rules, or, if we are such a foreign bank or dealer, we agree to comply with such Interpretation, Rules 2730, 2740 and 2750 of the NASD Conduct Rules as though we were such a member and Rule 2420 of the NASD Conduct Rules as it applies to a non-member broker or dealer in a foreign country.

         If we are a foreign bank or dealer and we are not registered as a broker-dealer under Section 15 of the Exchange Act, we agree that while we are acting as an Underwriter in respect of the Securities and in any event during the term of this Agreement with respect to the offering of the Securities, we will not directly or indirectly effect in, or with persons who are nationals or residents of, the United States any transactions (except for the purchases provided for in the Underwriting Agreement and transactions contemplated by Sections 4, 6 and 7 hereof) in (i) Securities, (ii) Common Stock, if the Securities are Common Stock or securities of the Issuer that may be exchanged for or converted into Common Stock or (iii) any other securities of the Issuer designated in the Invitation.

         If we are a foreign bank or dealer, we represent that in connection with sales and offers to sell Securities made by us outside the United States
(a) we will not offer or sell any Securities in any jurisdiction except in compliance with applicable laws and (b) we will either furnish to each person to whom any such sale or offer is made copy of the then current preliminary prospectus or preliminary offering circular, if any, or of the Prospectus or the Offering Circular (as then amended or supplemented), as the case may be, or inform such person that such preliminary prospectus or preliminary offering circular, if any, or Prospectus or the Offering Circular will be available upon request. Any offering material in addition to the then current Prospectus or the Offering Circular furnished by us to any person in connection with any offers or sales referred to in the preceding sentence (i) shall be prepared and so furnished at our sole risk and expense and (ii) shall not contain information relating to the Securities or the Issuer that is inconsistent in any respect with the information contained in such Prospectus or Offering Circular (as then amended or supplemented), as the case may be. It is understood that no action has been taken by you or the Issuer or any seller of the Securities to permit a public offering in any jurisdiction other than the United States where action would be required for such purpose.

         We also confirm that our commitment to purchase Securities pursuant to the Underwriting Agreement will not result in a violation of Rule 15c3-1 under the Exchange Act or of any similar provisions or any applicable rules of any securities exchange to which we are subject or of any restriction imposed upon us by any such exchange or governmental authority.

         We agree that we will notify you immediately of any development before the termination of this Agreement with respect to the offering of the Securities which makes untrue or incomplete any information that we have given or are deemed to have given in response to the Underwriters' Questionnaire.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Please confirm this Agreement and deliver a copy to us.

                                            Very truly yours,

                                            Name of Firm:



                                            By: ________________________________
                                                Authorized Officer or Partner
                                                Name:
                                                Title:

                                            Address:

Confirmed as of the date first above written.

A.G. EDWARDS & SONS, INC.



By:  ____________________________________
      Vice President - Syndicate Manager

                                                                       EXHIBIT A

                            A.G. EDWARDS & SONS, INC.

                       MASTER UNDERWRITERS' QUESTIONNAIRE
                       ----------------------------------

         In connection with each offering of Securities pursuant to the A.G. Edwards & Sons, Inc. Master Agreement Among Underwriters dated September 1998 (the AGREEMENT), each Underwriter confirms the following information, except as indicated in such Underwriter's Acceptance or other written communication furnished to A.G. Edwards & Sons, Inc. prior to the effectiveness of such Underwriter's commitment to purchase the Securities referenced in the Invitation relating to such offering. Defined terms used herein have the same meaning as defined terms in the Agreement.

         (a) Neither such Underwriter nor any of its directors, officers or partners have (nor had within the last three years) any material (as defined in Regulation C under the Act) relationship with the Issuer, its parent (if any), any other seller of the Securities or any guarantor or insurer of the Securities, nor has such Underwriter or any of such persons been, at any time during the last three years, or are now, an officer or director of the Issuer, its parent (if any), any other seller of the Securities or any guarantor or insurer of the Securities or an associate (as defined in such Regulation C) of any officer or director of the Issuer, its parent (if any), any other seller of the Securities or any guarantor or insurer of the Securities or any other person who, to the knowledge of such Underwriter, owns (either beneficially, determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act, or of record) more than 5% of the outstanding shares of any class of voting securities of the Issuer, its parent (if any), any other seller of the Securities or any guarantor or insurer of the Securities.

         (b)  Except as  described  or to be  described  in the  Agreement,  the
Underwriting Agreement, the Agreement Between U.S. Underwriters and International Managers or the Invitation, such Underwriter does not know: (i) of any discounts or commissions to be allowed or paid to dealers, including all cash, securities, contracts, or other consideration to be received by any dealer in connection with the sale of the Securities, or of any other discounts or commissions to be allowed or paid to the Underwriters or of any other items that would be deemed by the NASD to constitute underwriting compensation for purposes of the NASD Conduct Rules, (ii) of any intention to over-allot, or (iii) that the price of any security may be stabilized to facilitate the offering of the Securities.

         (c) If the offer and sale of the Securities are to be registered under the Act pursuant to a Registration Statement on Form S-1, no report or memorandum has been prepared or distributed by such Underwriter for external use (i.e., outside such Underwriter's organization) in connection with the proposed offering of Securities, such Underwriter has not prepared or distributed or had prepared or distributed for it, within the past 12 months, any engineering, management or similar report or memorandum relating to broad aspects of the business, operations or products of the Issuer, its parent (if any) or any guarantor or insurer of the Securities. (The immediately preceding sentence does not apply to reports solely comprised of recommendations to buy, sell or hold the securities of the Issuer, its parent (if any) or any guarantor or insurer of the Securities, unless such recommendations have changed within the past six months, or to information already contained in documents filed with the Commission.) If any such report or memorandum has been prepared or distributed, furnish to A.G. Edwards & Sons, Inc. four (4) copies thereof and identify each class of persons to whom the report or memorandum was distributed, the number of copies distributed to each class and the period of distribution.

         (d) If the Securities are debt securities to be issued under an indenture to be qualified under the United States Trust Indenture Act of 1939 (the TIA), neither such Underwriter nor any of its directors, officers or partners is an "affiliate," as that term is defined in Rule 0-2 under the TIA, of the Trustee for the Securities as specified in the Invitation, or of its parent (if any). Neither such Trustee nor its parent (if any) nor any of their directors or executive officers is a "director, officer, partner, employee, appointee or representative" of such Underwriter as those terms are used in the TIA or in the relevant instructions to Form T-1. Such Underwriter and its directors, partners or executive officers, taken as a group, did not and do not own beneficially 1% or more of the shares of any class of voting securities of the Trustee or of its parent (if any). If such Underwriter is a corporation, it does not have outstanding nor has it assumed or guaranteed any securities issued otherwise than in its present corporate name.

         (e) If the Issuer is public utility, such Underwriter is not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility company," each as defined in the United States Public Utility Holding Company Act of 1935.

         (f) Neither such Underwriter nor any of its directors, officers or partners, individually or as part of a "group" (as that term is used in Section 13(d)(3) of the Exchange Act) of which it is a member is the beneficial owner (determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act) of more than 5% of any class of voting securities of the Issuer, its parent (if any), or any guarantor or insurer of the Securities nor does it have any knowledge that more than 5% of any class of voting securities of the Issuer, parent (if any) or guarantor or insurer of the Securities is held or to be held subject to any voting trust or other similar agreement.

         (g) If the Invitation states that the offering is subject to review by the NASD pursuant to its Corporate Financing Rule, neither such Underwriter nor any of its directors, officers, partners or "persons associated with" it (as defined in the By-Laws of the NASD), nor to its knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisers, finders, members of the selling or distribution group, any NASD member participating in the public offering and any and all other persons associated with or related to and members of the immediate family of any of the foregoing) or any other broker-dealer (i) within the last 12 months has purchased in private transactions, or intended before, at or within six months after the commencement of the offering of the Securities to purchase in private transactions, any securities of the Issuer or any Issuer-Related Party (as hereinafter defined), (ii) within the last 12 months had any dealings with the Issuer, any selling security holder or any subsidiary or controlling person thereof (other than relating to the proposed Underwriting Agreement) as to which documents or information are required to be filed with the NASD pursuant to its Corporate Financing Rule, or (iii) during the 12 months immediately preceding the filing of the Registration Statement, or if there is none, of the Offering Circular, has entered into any arrangement that provided or provides for the receipt of any item of value (including, but not limited to, cash payments and expense reimbursement) and/or the transfer of any warrants, options or other securities from the Issuer or any Issuer-Related Party to such Underwriter or any related person. For purposes of this paragraph (g) the term ISSUER-RELATED PARTY means any selling security holder offering securities to the public, any affiliate of the Issuer or a selling security holder and the officers or general partners, directors, employees and security holders thereof. (If there are any exceptions, state the identity of the person with whom the affiliation or association exists, and, if relevant, the number of equity securities or the face value of debt securities owned by such person, the date such securities were acquired and the price paid for such securities.)





                                       3